RULE 10f-3 REPORT FORM
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman Dividend Advantage Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record Of Securities Purchased
Under the Rule 10f-3 Procedures

1.Name of Portfolio/Series: Neuberger Berman Fasciano Fund

2.Name of Issuer: Bucyrus International, Inc.

3.Date of Purchase: July 22, 2004

4.Underwriter from whom purchased: Goldman, Sachs & Co.;
Legg Mason Wood Walker, Incorporated

5.Affiliated Underwriter managing or participating in underwriting syndicate:Lehman Brothers Inc.

6.Is a list of the underwriting syndicates members attached?Yes X No ___

7.Aggregate principal amount of purchase by all investment companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion and exercised such discretion with respect to the purchase : 101,000 shares

8.Aggregate principal amount of offering: 10,750,000 shares

9.Purchase price (net of fees and expenses): $18.00

10.Date offering commenced: July 22, 2004

11.Offering price at close of first day on which any sales were made:$18.00

12.Commission, spread or profit: 7.00%	$1.26/share


13.Have the following conditions been satisfied?YesNo a.The securities are:
part of an issue registered under the Securities Act of 1933 which is being offered to the public;
   X____part of an issue of Government Securities;
Eligible Municipal Securities;
sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)
b.(1) The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); OR X



____
(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?
____
____
c.The underwriting was a firm commitment underwriting?   X____
d.The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?


X

____
e.The issuer of the securities, except for Eligible Municipal Securities, and its predecessors have been in continuous operation for not less than three years.X____ f.(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the principal amount of the offering; OR



 X


____YesNo
(2) If the securities purchased were sold in an Eligible
Rule 144A Offering, the amount of such securities purchased
by all of the investment companies advised by the Adviser,
and by all other accounts with respect to which the Adviser
has investment discretion and exercised such discretion
with respect to the purchase, did not exceed 25% of the total of:
(i) The principal amount of the offering of such
class sold by underwriters or members of the selling
syndicate to qualified institutional buyers, as defined in
Rule 144A(a)(1), plus (ii) The principal amount of the
offering of such class in any concurrent pubic offering?________ g.(1) No affiliated underwriter of the Fund was a direct or indirect participant in or beneficiary
of the sale; OR   X____
(2) With respect to the purchase of Eligible Municipal Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such
purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?
____

____
h.Information has or will be timely supplied to
the appropriate officer of the Fund for inclusion on SEC
Form N-SAR and quarterly reports to the Board?   X____
Approved:		Date: August 20, 2004














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